As filed with the Securities and Exchange Commission on May 14, 2020

No. 333-191487

No. 333-194781

No. 333-197158

No. 333-201242

No. 333-202833

No. 333-207234

No. 333-217813

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-191487

Post-Effective Amendment No. 2 on Form S-8 to Form S-4 Registration Statement No. 333-194781

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-197158

Post-Effective Amendment No. 2 on Form S-8 to Form S-4 Registration Statement No. 333-201242

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-202833

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-207234

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-217813

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Allergan plc

(Exact name of registrant as specified in its charter)

Ireland	001-36867	98-1114402
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clonshaugh Business and Technology Park

Coolock, Dublin, D17 E400, Ireland

+353 1 435 7700

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

THE 2013 INCENTIVE AWARD PLAN OF ACTAVIS PLC

ACTAVIS, INC. 401(K) PLAN

WARNER CHILCOTT EQUITY INCENTIVE PLAN

2000 STOCK OPTION PLAN OF FOREST LABORATORIES, INC.

2004 STOCK OPTION PLAN OF FOREST LABORATORIES, INC.

2007 EQUITY INCENTIVE PLAN OF FOREST LABORATORIES, INC., AS AMENDED

ALLERGAN, INC. 1989 INCENTIVE COMPENSATION PLAN

AMENDED AND RESTATED ALLERGAN, INC. 2011 INCENTIVE AWARD PLAN

ALLERGAN, INC. SAVINGS AND INVESTMENT PLAN (RESTATED 2014), AS AMENDED

KYTHERA BIOPHARMACEUTICALS, INC. 2012 EQUITY INCENTIVE AWARD PLAN

KYTHERA BIOPHARMACEUTICALS, INC. 2004 STOCK PLAN

KYTHERA BIOPHARMACEUTICALS, INC. 2014 EMPLOYMENT COMMENCEMENT INCENTIVE PLAN

AMENDED AND RESTATED 2013 INCENTIVE AWARD PLAN OF ALLERGAN PLC

(Full title of the plans)

Clonshaugh Business and Technology Park

Coolock, Dublin, D17 E400, Ireland

+353 1 435 7700

(Name, Address and Telephone number, including area code, of Agent for Service)

With a copy to:

Sophia Hudson, P.C.

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

(212) 446-4800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “small reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment (the “Post-Effective Amendment”) relates to the following Registration Statements (collectively, the “Registration Statements”) (note that the share numbers listed below do not take into account corporate actions, such as stock splits, taken in the interim):

•

Registration Statement on Form S-8 (File No. 333-191487), filed with the Securities and Exchange Commission (the “SEC”) on October 1, 2013, registering (a) 10,307,006 ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), of Allergan plc (formerly known as Actavis plc) (“Allergan”) issuable under the 2013 Incentive Award Plan of Actavis plc, formerly the Fourth Amendment and Restatement of the 2001 Incentive Award Plan of Watson Pharmaceuticals, Inc., as amended, (b) 500,000 Ordinary Shares issuable under the Actavis, Inc. 401(k) Plan, (c) an indeterminate number of plan interests to be offered or sold pursuant to the Actavis, Inc. 401(k) Plan and (d) 503,039 Ordinary Shares issuable under the Warner Chilcott Equity Incentive Plan.

•

Registration Statement on Form S-4 (File No. 333-194781), filed with the SEC on March  25, 2014, as amended by Post-Effective Amendment No.  1 on Form S-8 to Form S-4 , filed with the SEC on July 1, 2014, registering (a) 380,437 Ordinary Shares issuable under the 2000 Stock Option Plan of Forest Laboratories, Inc., (b) 185,377 Ordinary Shares issuable under the 2004 Stock Option Plan of Forest Laboratories, Inc. and (c) 6,591,873 Ordinary Shares issuable under the 2007 Equity Incentive Plan of Forest Laboratories, Inc., as amended.

•

Registration Statement on Form S-8 (File No. 333-197158), filed with the SEC on July 1, 2014, registering 13,883,444 Ordinary Shares issuable under the 2007 Equity Incentive Plan of Forest Laboratories, Inc., as amended.

•

Registration Statement on Form S-4 (File No. 333-201242), filed with the SEC on December  23, 2014, as amended by Post-Effective Amendment No.  1 on Form S-8 to Form S-4, filed with the SEC on March 17, 2015, registering (a) 338,582 Ordinary Shares issuable under the Allergan, Inc. 1989 Incentive Compensation Plan (Restated November 2000) and (b) 7,019,563 Ordinary Shares issuable under the Amended and Restated Allergan, Inc. 2011 Incentive Award Plan.

•

Registration Statement on Form S-8 (File No. 333-202833), filed with the SEC on March 17, 2015, registering (a) 16,437,202 Ordinary Shares issuable under the Amended and Restated Allergan, Inc. 2011 Incentive Award Plan and (b) 1,500,000 Ordinary Shares issuable under the Allergan, Inc. Savings and Investment Plan (Restated 2014), as amended.

•

Registration Statement on Form S-8 (File No. 333-207234), filed with the SEC on October 1, 2015, registering (a) 405,885 Ordinary Shares issuable under the KYTHERA Biopharmaceuticals, Inc. 2012 Equity Incentive Award Plan, (b) 83,184 Ordinary Shares issuable under the KYTHERA Biopharmaceuticals, Inc. 2004 Stock Plan and (c) 218,154 Ordinary Shares issuable under the KYTHERA Biopharmaceuticals, Inc. 2014 Employment Commencement Incentive Plan.

•

Registration Statement on Form S-8 (File No. 333-217813), filed with the SEC on May 9, 2017, registering 213,658 Ordinary Shares issuable under the Amended and Restated 2013 Incentive Award Plan of Allergan plc.

On May 8, 2020, AbbVie Inc. (“AbbVie”) completed its acquisition of Allergan. Pursuant to the Transaction Agreement, dated June 25, 2019 (as amended on May 5, 2020), among AbbVie, Allergan and Venice Subsidiary LLC, a wholly-owned subsidiary of AbbVie (“Acquirer Sub”), Acquirer Sub acquired Allergan pursuant to a scheme of arrangement (“Scheme”) under Chapter 1 of Part 9 of the Irish Companies Act 2014 (the “Act”) and a capital reduction under Sections 84 to 86 of the Act (the “Acquisition”). As a result of the Scheme, Allergan became a wholly-owned subsidiary of AbbVie.

In connection with the Acquisition, Allergan has terminated any and all of the offerings of Allergan’s securities pursuant to the Registration Statements. In accordance with the undertakings made by Allergan to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offerings, Allergan hereby amends the Registration Statements and removes from registration any and all of the securities of Allergan registered under the Registration Statements that remain unsold as of the date of this Post-Effective Amendment, and hereby terminates the effectiveness of each of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Allergan plc certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on the 14th day of May, 2020.

Allergan plc

By:	/s/ Robert A. Michael
Name:	Robert A. Michael
Title:	Director

No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.